                           INFORMATION ADVANTAGE, INC.

                      LOAN AND WARRANT PURCHASE AGREEMENT


                               DECEMBER 4, 1997


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Amount and Terms of the Notes; Terms of Warrants. . . . . . . . . . . .   1
     1.1  Revolving Convertible Notes. . . . . . . . . . . . . . . . . . . .   1
     1.2  Initial Warrants . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.3  Loan Advance Warrants. . . . . . . . . . . . . . . . . . . . . . .   2
     1.4  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.   Representations and Warranties of the Company . . . . . . . . . . . . .   2
     2.1  Organization, Good Standing, and Qualification . . . . . . . . . .   2
     2.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3  Valid Issuance of Warrants . . . . . . . . . . . . . . . . . . . .   3

3.   Representations and Warranties of the Lenders . . . . . . . . . . . . .   3
     3.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.2  Purchase Entirely for Own Account. . . . . . . . . . . . . . . . .   3
     3.3  Disclosure of Information. . . . . . . . . . . . . . . . . . . . .   3
     3.4  Investment Experience. . . . . . . . . . . . . . . . . . . . . . .   4
     3.5  Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . .   4
     3.6  Restricted Securities. . . . . . . . . . . . . . . . . . . . . . .   4
     3.7  Further Limitations on Disposition . . . . . . . . . . . . . . . .   4
     3.8  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

4.   Corporate Securities Law. . . . . . . . . . . . . . . . . . . . . . . .   5

5.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .   5
     5.2  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.3  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.4  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . .   5
     5.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.6  Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.7  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.8  Entire Agreement; Amendments and Waivers . . . . . . . . . . . . .   7
     5.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


EXHIBIT A SCHEDULE OF ADVANCES AND REPAYMENTS
EXHIBIT B REVOLVING CONVERTIBLE NOTE
EXHIBIT C FORM OF INITIAL WARRANT
EXHIBIT D FORM OF LOAN ADVANCE WARRANT

                      LOAN AND WARRANT PURCHASE AGREEMENT

     THIS LOAN AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of the 4th day of December, 1997, by and among Information Advantage, Inc., a Delaware corporation (the "Company"), and the investors named on the Schedule of Lenders attached hereto (individually a "Lender" and collectively the "Lenders").

     WHEREAS, Lenders have agreed to provide loans to the Company from time to time, upon the Company's request, in the aggregate amounts identified on the Schedule of Lenders attached hereto; and

     WHEREAS, in return for such revolving loans, the parties intend for the Company to issue revolving, convertible notes and warrants to purchase shares of the Company's capital stock; and

     WHEREAS, the parties hereto wish to provide for the terms of the revolving loan and the sale and issuance of such notes and warrants in return for such periodic advances to the Company.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   AMOUNT AND TERMS OF THE NOTES; TERMS OF WARRANTS.

          1.1 REVOLVING CONVERTIBLE NOTES. Each Lender severally agrees to lend to the Company from time to time, within five (5) days of Company's written request, such Lender's proportionate share of a loan amount requested by the Company (each, a "Loan Advance") as indicated by the percentage set forth opposite such Lender's name on the Schedule of Lenders (the "Ownership Percentage"). In no event shall any Loan
     Advance be less than an aggregate of One Million Dollars ($1,000,000.00), nor shall the aggregate outstanding Loan Advances exceed three million dollars ($3,000,000). In addition, in no event shall any Lender's cumulative participation in all outstanding and unpaid Loan Advances exceed the amount provided in such Lender's Revolving Convertible Note. The Company shall amend and replace Exhibit A (Schedule of Advances and Repayments) from time to time, upon completion of a Loan Advance or a repayment, and shall promptly distribute such amended Exhibit A to the Lenders. The Ownership Percentage of each Loan Advance made by a Lender to Company shall be evidenced by, and be repayable with interest in accordance with the terms of a Revolving Convertible Note in the form of Exhibit B attached hereto (the "Note"). The obligation of each Lender to lend up to their Ownership Percentage of each Loan Advance shall be irrevocable for the term of the Note. Each Revolving Convertible Note shall automatically convert into Series D convertible redeemable preferred stock of the Company ("Series D Preferred Stock") (or the Common Stock that would have been issuable upon conversion of Series D Preferred Stock if the Note is converted following the Company's initial public offering of its securities pursuant to an effective registration statement (the "IPO") (such Common Stock being referred to herein as the

     "Conversion Stock")), pursuant to the terms of such Note, if not repaid by Company at maturity.

          1.2 INITIAL WARRANTS. In return for providing this revolving loan, the Company shall sell and issue to Lender a warrant to purchase the number of shares of Series D Preferred Stock or Conversion Stock set forth opposite such Lender's name on the Schedule of Lenders (the "Initial Warrant Share"), pursuant to the terms of the Series D Preferred Stock Warrant as substantially set forth as Exhibit C (the "Initial Warrant").

          1.3 LOAN ADVANCE WARRANTS. In addition to the Initial Warrants described in Section 1.2 above, the Company shall sell and issue to each Lender a warrant in return for each new Loan Advance (a "Loan Advance Warrant"); provided, however, that Loan Advance Warrants shall only be issued in connection with Loan Advances which when added to the aggregate then outstanding Loan Advance balance exceeds the highest aggregate Loan Advance balance at any one time outstanding pursuant to the terms of this Agreement. Each Loan Advance Warrant shall be exercisable for that number of shares of Series D Preferred Stock or Conversion Stock determined in accordance with the terms of the Loan Advance Warrants (the "Loan Advance Warrant Shares," together with the Initial Warrant Shares, the "Warrant Shares"). Each Loan Advance Warrant shall be in substantially the form attached hereto as Exhibit D. The Initial Warrants and Loan Advance Warrants shall be collectively referred to as the "Warrants."

          1.4 CLOSING. The closing (the "Closing") of this Loan and Warrant Purchase Agreement shall take place at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota on December 4, 1997, or at such other time and place as the Company and a majority in interest of the Lenders agree upon orally or in writing. At the Closing, the Company shall deliver to each Lender a Convertible Revolving Note and Initial Warrant against delivery to the Company by the Lender of an executed copy of this Agreement.

     2.. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

          2.1 ORGANIZATION, GOOD STANDING, AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Notes and the Warrants has been taken or will be taken prior to the Closing. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, issuance (or reservation for issuance) and delivery of the Warrant Shares to be issued upon exercise of the Warrants and the Series D Preferred Stock or Conversion Stock to be issued upon conversion of the Convertible Revolving Notes, will be taken prior to the exercise of the Warrants and the conversion of the Notes, as applicable.

          2.3 VALID ISSUANCE OF WARRANTS. The Warrant Shares, when issued, sold and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Series D Preferred Stock or Conversion Stock, when issued, sold and delivered upon conversion of the Notes in accordance with their terms, will be fully paid and nonassessable and, based in part upon the representations of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

     3. REPRESENTATIONS AND WARRANTIES OF THE LENDERS. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. This Agreement constitutes such Lender's valid and legally binding obligation, enforceable in accordance with its terms.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender's representation to the Company that the Note, Warrants, Warrant Shares, Series D Preferred Stock and Conversion Stock, and the Common Stock issuable upon conversion of the Series D Preferred Stock (collectively, the "Securities"), will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. Lender represents that it has full power and authority to enter into this Agreement.

          3.3 DISCLOSURE OF INFORMATION. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

          3.4 INVESTMENT EXPERIENCE. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

          3.5 ACCREDITED INVESTOR. Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

          3.6 RESTRICTED SECURITIES. Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b)(i) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and the transferee shall have agreed in writing for the benefit of the Company to be bound by this Section 3, and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

          3.8 LEGENDS. It is understood that the Securities may bear one or all of the following legends:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

          1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

               (b) Any legend required by the securities laws of the States of Minnesota and California or other states, including any legend requirements by such states.

     4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

          4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES
     TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5.   MISCELLANEOUS.

          5.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents, made and to be performed entirely within the State of Minnesota.

          5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          If to the Company:

          Information Advantage, Inc.
          7905 Golden Triangle Drive
          Suite 190
          Eden Prairie, Minnesota 55344
          Attn:  Larry J. Ford, President

          With a copy to:

          Brian D. Wenger, Esq.
          Briggs and Morgan, P.A.
          2400 IDS Center
          Minneapolis, Minnesota 55402

          and

          Jay K. Hachigian, Esq.
          Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
          Menlo Park, California 94025

          If to Lenders:

          At the addresses shown on the Schedule of Lenders.

          5.6 FINDER'S FEE. Each party represents that it neither is or will be obligated for any finders' fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          5.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.8 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in principal amount of the Notes issued hereunder. Any waiver or amendment effected in accordance with this Section 5.8 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

          5.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.




                               [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INFORMATION ADVANTAGE, INC.



                              By:  /s/ Larry J. Ford
                                   --------------------------------------------
                                   Larry J. Ford, President and Chief Executive
                                   Officer


                              LENDER:

                              NORWEST EQUITY PARTNERS V, A MINNESOTA LIMITED PARTNERSHIP

                              By:  Itasca Partners V, L.L.P.
                                   Its General Partner


                              By:  /s/ Promod Haque
                                  ------------------------------------------
                              Name:  Promod Haque
                                    ----------------------------------------
                              Title:  Partner
                                     ---------------------------------------

                              ST. PAUL VENTURE CAPITAL IV, L.L.C.


                              By:  /s/ Fredric R. Boswell
                                  ------------------------------------------
                              Name:  Fredric R. Boswell
                                    ----------------------------------------
                              Title:  General Partner
                                     ---------------------------------------

                              PATHFINDER VENTURE CAPITAL FUND III, A LIMITED PARTNERSHIP

                              By:  Pathfinder Partners III, a Limited
                                   Partnership Its General Partner


                              By:  /s/ Brian P. Johnson
                                  ------------------------------------------
                              Name:  Brian P. Johnson
                                    ----------------------------------------
                              Title:  General Partner
                                     ---------------------------------------




                              WEISS, PECK & GREER VENTURE ASSOCIATES III, L.P.

                              By:  WPG Venture Partners III, L.P.
                                   Its General Partner


                              By:  /s/ Christopher J. Schaepe
                                  ------------------------------------------
                              Name:  Christopher J. Schaepe
                                    ----------------------------------------
                              Title:  General Partner
                                     ---------------------------------------



                              SUTTER HILL VENTURES, A CALIFORNIA LIMITED
                              PARTNERSHIP


                              By:  /s/ William H. Younger
                                  ------------------------------------------
                              Name:  William H. Younger
                                    ----------------------------------------
                              Title:  General Partner
                                     ---------------------------------------



                              MENLO VENTURES VI, L.P.

                              By:  MV Management VI, L.P.
                                   Its General Partner


                              By:  /s/ Sonja L. Hoel
                                  ------------------------------------------
                              Name:  Sonja L. Hoel
                                    ----------------------------------------
                              Title:  General Partner
                                     ---------------------------------------

                               SCHEDULE OF LENDERS



                                                                     Maximum
                                                                    Amount of
                                 Ownership         Initial          Revolving
Name and Address                 Percentage     Warrant Shares    Convertible Note
----------------                 ----------     --------------    ----------------
Norwest Equity Partners V, A        35.00%           10,500           $1,050,000.00
Minnesota Limited Partnership



St. Paul Venture Capital IV,        28.35%            8,505             $850,500.00
L.L.C.



Pathfinder Venture Capital Fund     14.40%            4,320             $432,000.00
III, a Limited Partnership



Weiss, Peck & Greer Venture          8.45%            2,535             $253,500.00
Associates III, L.P.



Sutter Hill Ventures, a California  13.80%            4,140             $414,000.00
Limited Partnership



TOTAL                               100.00%           30,000          $3,000,000.00
                                   --------          -------         --------------
                                   --------          -------         --------------


                                    EXHIBIT A

                       SCHEDULE OF ADVANCES AND REPAYMENTS

                                    EXHIBIT B

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                              REVOLVING CONVERTIBLE NOTE

$__________                                                              [Date]


     FOR VALUE RECEIVED, Information Advantage, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender") the principal amount of ______________________ Dollars ($___________) or such lesser amount as shall then constitute Lender's pro rata share of the aggregate outstanding Loan Advances as described in the Purchase Agreement (as defined below), together with interest at the rate of eight percent (8%) per annum compounded annually. The entire unpaid principal balance and accrued and unpaid interest thereon shall be due and payable at maturity, if not sooner paid, as hereinafter set forth.

     This Revolving Convertible Note (the "Note") is one of a series of Revolving Convertible Notes (collectively the "Notes") issued pursuant to that certain Loan and Warrant Purchase Agreement dated ________________, 1997 (the "Purchase Agreement") and defined terms used herein shall have the meaning set forth in the Purchase Agreement. Loan Advances shall be made in accordance with the terms of the Purchase Agreement.

     Unless otherwise repaid or automatically converted as provided herein, this Note will mature and be due and payable upon the earlier of (i) the ten
(10) business days following the closing of the issuance and sale of shares of Common Stock of the Borrower in the Borrower's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), or (ii) May 20, 1998.

     The Company may at any time prepay the principal balance of this Note, plus accrued interest to date of payment, in whole or in One Million Dollar ($1,000,000.00) increments applied to the prepayment of the Notes in the aggregate without penalty.

     If not paid at maturity, this Note shall automatically convert into fully paid and nonassessable shares of the Borrower's Series D Preferred Stock (or the Common Stock that would be issuable upon conversion thereof in the event such automatic conversion occurs following the Company's IPO, such shares of Common Stock, the "Conversion Stock") in accordance with the following formula:

     The number of shares to be issued shall be equal to the quotient obtained by dividing (a) the unpaid principal amount of this Note together with accrued interest thereon by (b) $5.00 (adjusted to reflect any stock splits, reverse stock splits, recapitalization and the like).

     If there is an insufficient number of authorized shares of Series D Preferred Stock or Common Stock to permit conversion of this Note in full, the Borrower will use its best efforts to take all corporate action necessary to authorize a sufficient number of such shares to permit the conversion in full.

     No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Lender would otherwise be entitled, the Borrower will pay to the Lender in cash that amount of the unconverted principal balance of this Note.

     Upon conversion of this Note, the Lender shall surrender this Note, duly endorsed, at the principal offices of the Borrower or any transfer agent for the Borrower. At its expense, the Borrower will, as soon as practicable thereafter, issue and deliver to the Lender at such principal office, a certificate or certificates for the number of shares of Series D Preferred Stock or Common Stock to which the Lender is entitled upon such conversion, and any other securities and property to which the Lender is entitled upon such conversion under the terms of this Note.

     Upon conversion of this Note, the Borrower will be forever released from all its obligations and liabilities under this Note with regard to the entire principal and accrued interest of this Note, including without limitation the obligation to pay such principal amount and accrued interest.

     The holders of a majority in interest of the Revolving Convertible Notes issued by the Borrower as of the date hereof may collectively amend or waive the observance of any provision of the outstanding Revolving Convertible Notes, with the consent of the Company, but without the consent of the holder of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

     The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.


                                                 INFORMATION ADVANTAGE, INC.


                                                 By:_________________________
                                                     Larry J. Ford, President
                                                     and Chief Executive
                                                     Officer

                                      EXHIBIT C

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                   INITIAL WARRANT

                                                                     Void after
Warrant No. ____________                                     __________________


                           INFORMATION ADVANTAGE, INC.
                   WARRANT TO PURCHASE SERIES D PREFERRED STOCK


     This Warrant is issued to _______________ by Information Advantage, Inc., a Delaware corporation (the "Company"), pursuant to the terms of that certain Loan and Warrant Purchase Agreement dated as of ___________, 1997 (the "Purchase Agreement") in connection with the Company's issuance to the holder of this Warrant of a Revolving Convertible Note dated as of _________________, 1997 (the "Note").

     1. PURCHASE OF SHARES. Subject to the terms and conditions of the Purchase Agreement and as hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to __________ fully paid and nonassessable shares of the Series D Preferred Stock of the Company or the number of shares of Common Stock of the Company that would have been issuable upon conversion of the Series D Preferred Stock if this Warrant is exercised following the Company's initial public offering of its securities pursuant to an effective registration statement (the "IPO") (such Common Stock is referred to herein as, the "Conversion Stock"). The shares of the Series D Preferred or Common Stock issuable pursuant to this Section 1 (collectively, the "Shares") shall also be subject to adjustment pursuant to Section 8 hereof.

     2. PURCHASE PRICE. The purchase price for the Shares shall be $5.00 per share. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

     3. EXERCISE PERIOD. This Warrant shall be and remain exercisable from the date hereof and shall remain exercisable for five (5) years thereafter.

     4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

          (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     5.   NET ISSUE EXERCISE.

          (a) In addition to and without limiting the rights of the holder under the terms hereof, the holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of the Company's Series D Preferred Stock or Conversion Stock computed using the following formula:

                                       X=Y(A-B)
                                         ------
                                          A

Where     X    -    The number of shares of Series D Preferred Stock or
                    Conversion Stock to be issued to holder of this Warrant.

          Y    -    The number of shares of Series D Preferred Stock or
                    Conversion Stock purchasable under this Warrant.

          A    -    If such exercise is prior to Company's IPO, the fair market value of one share of the Company's Common Stock issuable on conversion of the Series D Preferred Stock; and if such exercise occurs following the Company's IPO, the fair market value of one share of the Company's Common Stock.

          B    -    Exercise Price on the date of exercise.

          (b) No payment of any cash or other consideration to the Company shall be required from the holder of this warrant in connection with any exercise of this Warrant by exchange pursuant to this Section 5. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the holder that the exchange pursuant to this Section 5 be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the holder of cash in the amount of such fraction multiplied by the fair market value of one share of Common Stock issuable upon the conversion of the Series D Preferred Stock on the date of the exchange.

          (c) For the purposes of this Section 5, the "fair market value" of the shares of Series D Preferred Stock shall be calculated on the basis of
     (a) if the Common Stock issuable upon the conversion of the Series D Preferred Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the 30-day period ending three (3) days prior to the date of exercise, (b) if the Common Stock issuable upon the conversion of the Series D Preferred Stock is then regularly traded over-the-counter, the average of the sale prices or secondarily the closing bid of such Common Stock over the 30-day period ending three (3) days prior to the date of exercise, or (c) if there is no active public market for the Common Stock issuable upon the conversion of the Series D Preferred Stock, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

     6. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     7. AVAILABILITY OF SHARES. If there is an insufficient number of authorized shares of Series D Preferred Stock or Conversion Stock to permit the exercise of this Warrant in full, the Company will use its best efforts to take all corporate action necessary to authorize a sufficient number of such shares to permit the exercise in full. The Company covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide the Series D Preferred Stock, by split-up or otherwise, or combine or issue additional shares of the Series D Preferred Stock or Common Stock as a dividend with respect to any shares of the Series D Preferred Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) RECLASSIFICATION, REORGANIZATION, AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Series D Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of the Series D Preferred Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, the Company shall promptly notify the holder of such event and of the number of shares of Series D Preferred Stock or other securities or property thereafter purchasable upon exercise of the Warrant.

     9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     10. NO SHAREHOLDER RIGHTS. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     11. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

     12.  AMENDMENTS AND WAIVERS.   Any term of this Warrant may be amended
and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Series D Preferred Stock or Conversion Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement that are then outstanding. Any waiver or amendment effected in accordance with this Section 12 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares and securities and the Company.

     13. EFFECT OF AMENDMENT OR WAIVER. The holder of this Warrant acknowledges that by the operation of Section 12 hereof, the holders of a majority of the Warrants issued pursuant to the Purchase Agreement that are then outstanding will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Purchase Agreement.

     14. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Minnesota as applied to agreements among Minnesota residents made and to be performed entirely within the State of Minnesota.

     This Warrant is issued effective as of __________, 1997.


                                                INFORMATION ADVANTAGE, INC.


                                                _____________________________
                                                Larry J. Ford, President and
                                                Chief Executive Officer

                                     SUBSCRIPTION
                                     ------------

Information Advantage, Inc.
Attention:  Corporate Secretary


     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Series D Preferred Stock issued by Information Advantage, Inc. and held by the undersigned, ________________ shares of ____________ Stock of Information Advantage, Inc.

     Payment of the exercise price per share required under such Warrant accompanies this Subscription.

     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


                                       WARRANTHOLDER:


Date: __________________________       By: _____________________________
                                        Title: _________________________

                                       Address: ________________________

                                         _______________________________

Name in which shares should be
registered:

________________________________

                                    EXHIBIT D

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                              LOAN ADVANCE WARRANT

                                                                    Void after
Warrant No. LAW-__________                                   _________________

                           INFORMATION ADVANTAGE, INC.
                   WARRANT TO PURCHASE SERIES D PREFERRED STOCK
                   --------------------------------------------

     This Warrant is issued to _________________________ by Information Advantage, Inc., a Delaware corporation (the "Company"), pursuant to the terms of that certain Loan and Warrant Purchase Agreement dated as of ______________ (the "Purchase Agreement") in connection with the Company's issuance to the holder of this Warrant of a Revolving Convertible Note dated as of _______________ (the "Note").

     1. PURCHASE OF SHARES. Subject to the terms and conditions of the Purchase Agreement (including but not limited to Section 1.3 thereof) and the terms of this Warrant hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to that number of fully paid and nonassessable shares of the Series D Preferred Stock of the Company or the number of shares of Common Stock of the Company that would have been issuable upon conversion of the Series D Preferred Stock if this Warrant is exercised following the Company's initial public offering of its securities pursuant to an effective registration statement (the "IPO") (such Common Stock is referred to herein as the "Conversion Stock") that equals four percent (4%) of the principal amount of the Loan Advance allocated to the holder of this Warrant. The shares of the Series D Preferred Stock and Conversion Stock issuable pursuant to this Section 1 (collectively, the "Shares") shall also be subject to adjustment pursuant to Section 8 hereof.

     2. PURCHASE PRICE. The purchase price for the Shares shall be $5.00 per share. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

     3. EXERCISE PERIOD. This Warrant shall be exercisable from the date hereof and shall remain exercisable for five (5) years thereafter.

     4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

          (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     5.   NET ISSUE EXERCISE.

          (i) In addition to and without limiting the rights of the holder under the terms hereof, the holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of the Company's Series D Preferred Stock or Conversion Stock computed using the following formula:

                                       X=Y(A-B)
                                         ------
                                           A

               Where X - The number of shares of Series D Preferred Stock or
                         Conversion Stock to be issued to holder after exercise.

                     Y - The number of shares of Series D Preferred Stock or Conversion Stock purchasable under this Warrant.

                     A - If such exercise is prior to Company's IPO, the fair market value of one share of the Company's Common Stock issuable on conversion of the Series D Preferred Stock; and if such exercise occurs following the Company's IPO, the fair market value of one share of the Company's Common Stock.

                     B -  Exercise Price on the date of exercise.

          (ii) No payment of any cash or other consideration to the Company shall be required from the holder of this Warrant in connection with any exercise of this Warrant by exchange pursuant to this
               Section 5. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the holder that the exchange pursuant to this Section 5 be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the holder of cash in the amount of such fraction multiplied by the fair market value of one share of Common Stock issuable upon the conversion of the Series D Preferred Stock on the date of the exchange.

         (iii) For the purposes of this Section 5, the "fair market value" of the shares of Series D Preferred Stock shall be calculated on the basis of (a) if the Common Stock issuable upon the conversion of the Series D Preferred Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the 30-day period ending three (3) days prior to the date of exercise,
               (b) if the Common Stock issuable upon the conversion of the Series D Preferred Stock is then regularly traded over-the-counter, the average of the sale prices or secondarily the closing bid of such Common Stock over the 30-day period ending three (3) days prior to the date of exercise, or (c) if there is no active public market for the Common Stock issuable upon the conversion of the Series D Preferred Stock, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

     6. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     7. AVAILABILITY OF SHARES. If there is an insufficient number of authorized shares of Series D Preferred Stock or Conversion Stock to permit the exercise of this Warrant in full, the Company will use its best efforts to take all corporate action necessary to authorize a sufficient number of such shares to permit the exercise in full. The Company covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide the Series D Preferred Stock, by split-up or otherwise, or combine or issue additional shares of the Series D Preferred Stock or Common Stock as a dividend with respect to any shares of the Series D Preferred Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) RECLASSIFICATION, REORGANIZATION, AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Series D Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in
               Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of the Series D Preferred Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, the Company shall promptly notify the holder of such event and of the number of shares of Series D Preferred Stock or other securities or property thereafter purchasable upon exercise of the Warrant.

     9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     10. NO SHAREHOLDER RIGHTS. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     11. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

     12.  AMENDMENTS AND WAIVERS.   Any term of this Warrant may be amended
and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Series D Preferred Stock or Conversion Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement that are then outstanding. Any waiver or amendment effected in accordance with this Section 12 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares and securities have been converted), each future holder of all such Shares and the Company.

     13. EFFECT OF AMENDMENT OR WAIVER. The holder of this Warrant acknowledges that by the operation of Section 12 hereof, the holders of a majority of the Warrants issued pursuant to the Purchase Agreement that are then outstanding will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Purchase Agreement.

     14. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Minnesota as applied to agreements among Minnesota residents made and to be performed entirely within the State of Minnesota.

     This Warrant is issued effective as of this _____ day of _________, 1997.


                                                  INFORMATION ADVANTAGE, INC.


                                                  ____________________________
                                                  Larry J. Ford, President and
                                                  Chief Executive Officer

                                   SUBSCRIPTION


Information Advantage, Inc.
Attention:  Corporate Secretary

     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Series D Preferred Stock issued by Information Advantage, Inc. and held by the undersigned, ___________ shares of _______________________________ Stock of Information Advantage, Inc.

     Payment of the exercise price per share required under such Warrant accompanies this Subscription.

     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

     WARRANTHOLDER:




     Date: _____________________   By: ____________________________________
                                   Title: _________________________________
                                   Address:________________________________


Name in which shares should be registered: _________________________________